UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 15, 2007
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
          On February 15, 2007, First BanCorp (or the “Corporation”) entered into an Investment Agreement with The Bank of Nova Scotia (“BNS”) relating to a purchase by BNS of the number of shares of our Common Stock that, after the purchase, will constitute 10% of our outstanding Common Stock, for $10.25 per share. Based upon the number of shares outstanding on February 15, 2007, BNS would be purchasing approximately 9,250,000 shares. There is no relationship between BNS and us, other than that created by the Investment Agreement.
          The $10.25 per share purchase price BNS has agreed to pay is 105% of the volume-weighted average price of our Common Stock during the 30 trading days ended January 31, 2007. The transaction is scheduled to close on the third business day after the conditions to the parties’ obligations are fulfilled. One of these conditions is that the transaction be approved by the Federal Reserve Board under the Bank Holding Company Act.
          The Investment Agreement contains customary representations and warranties and customary closing conditions, including a condition that all necessary governmental approvals (including the Federal Reserve Board approval described above) be obtained. In addition, it will be a condition to BNS’ obligations to complete the transaction that Doral Financial Corp. not commence a bankruptcy case, or have a bankruptcy case commenced against it, on or prior to March 19, 2007. Either party can terminate the Investment Agreement if the closing does not take place by July 31, 2007. The Corporation also has agreed, among other things, that, between the date of the Investment Agreement and the closing, it will provide to BNS certain access to information and will not solicit an Acquisition Proposal, defined as a merger, share exchange, or similar transaction involving the Corporation or a significant subsidiary, a sale, lease or other disposition to a person or group of assets or businesses that represents 10% or more of the Corporation's total consolidated revenue, operating income or assets, a sale or issuance to a person or group of 5% or more of the Corporation's outstanding Common Stock, or a tender offer or exchange offer for the Corporation's Common Stock.
     When BNS acquires the shares of our Common Stock, we and it will enter into a Stockholder Agreement that includes the following significant provisions:
•	BNS will be entitled to designate an observer who will be entitled to attend all meetings of our and our subsidiaries’ Boards of Directors and receive all the information provided to the members of those Boards of Directors, except information relating to specified matters that could be of competitive benefit to BNS’ Puerto Rican banking operations.
•	If, during the 18 months after the sale of our Common Stock to BNS, we determine to solicit or encourage an Acquisition Transaction, we will be required to negotiate in good faith with BNS for at least 30 days, on an exclusive basis, regarding an Acquisition Transaction. An Acquisition Transaction includes a merger, share exchange, or similar transaction involving us or a significant subsidiary, a sale, lease or other disposition to a person or group of assets or businesses that represent 10% or more of our total consolidated revenue, operating income or assets, or a tender offer or exchange offer for our Common Stock.
•	If, during the 18 months after the sale of our Common Stock to BNS, BNS offers to effect an Acquisition Transaction, we will be required to negotiate in good faith with BNS for at least 30 days, on an exclusive basis, regarding that Acquisition Transaction.
•	If, during the 18 months after our sale of the Common Stock to BNS, we receive an unsolicited offer from a third party to effect an Acquisition Transaction, we will be required to notify BNS of the proposal and give BNS five business days to notify us whether it wants to offer to undertake an Acquisition Transaction. If BNS does not offer within the five business days to undertake an Acquisition Transaction, or if our Board determines in good faith that the third party proposal would be more favorable to our stockholders from a financial point of view than BNS’ proposed Acquisition Transaction, we can enter into an agreement to enter into the transaction that was the subject of the third party proposal.
•	If, at any time while BNS and its affiliates beneficially own at least 5% of our outstanding Common Stock, we propose to issue any stock or securities that are convertible into or exchangeable or exercisable for stock, other than in connection with an Acquisition Transaction, we must offer those new securities to BNS for a purchase price based upon the volume-weighted average price of our Common Stock (which may include a premium or a discount) before we can sell the new securities to anyone other than BNS.
•	If, at any time when BNS beneficially owns at least 5% of our outstanding Common Stock, we issue to anyone other than BNS shares of Common Stock or securities that are convertible into, or exercisable or exchangeable for Common Stock, we must offer BNS the right to purchase a sufficient quantity of the Common Stock or other new securities so there will be no reduction in the percentage of our Common Stock that BNS owns.
•	BNS will have the right to require us to register under the Securities Act of 1933, as amended, public offerings of the Common Stock held by BNS or successor owners.
•	If at any time BNS wants to sell to a single purchaser or a group of purchasers Common Stock that BNS purchased under the Investment Agreement that represents the greater of 5% of the outstanding Common Stock or 75% of the Common Stock that BNS purchased under the Investment Agreement and still owns, before BNS can sell that Common Stock to anyone other than us, it must offer us the right to purchase it for a price based on the volume-weighted average price of our Common Stock (which may include a premium or a discount).
     Because the Stockholder Agreement will be executed at the same time BNS purchases our Common Stock under the Investment Agreement, if the transaction contemplated by the Investment Agreement does not take place, the Stockholder Agreement will not be executed.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.01	Investment Agreement dated February 15, 2007, between The Bank of Nova Scotia and First BanCorp.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2007	FIRST BANCORP
	By:	/s/ Fernando Scherrer
		Name:	Fernando Scherrer
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.01	Investment Agreement dated February 15, 2007, between The Bank of Nova Scotia and First BanCorp